Third Quarter 2026 Earnings Call October 28, 2026

Forward-Looking Statements Certain statements contained in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation contains “forward-looking statements” with respect to our business, results of operations and financial condition, including, among others, statements regarding anticipated macroeconomic, end-market and industry environments, our areas of execution focus, and earnings guidance. You can identify forward-looking statements because they contain words such as, but not limited to, “anticipates,” “approximately,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “plans,” “should,” “targets,” “will,” “would,” and similar expressions (or the negative of these terminologies or expressions). All forward-looking statements involve risks and uncertainties and are based on underlying assumptions that may prove incorrect. Many risks and uncertainties are inherent in our industry and markets, while others are more specific to our business and operations. These risks and uncertainties include, but are not limited to: market competition; global or regional economic downturns or industry specific conditions, including the impacts of tax and tariff programs, inflation, foreign currency exchange, and industry consolidation; disruption to business operations; natural disasters including severe flooding and other weather-related events; geopolitical tensions and conflicts, including the ongoing conflict between Russia and Ukraine and the ongoing conflict involving the United States, Israel and Iran; the inability to meet customer demand and quality requirements; the loss of key customers, suppliers or other business relationships; supply disruptions; excessive inflation; the capacity and effectiveness of our hedging policy activities; the loss of key employees; levels of indebtedness which could limit our operating flexibility and opportunities; and other risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K, and as described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Consequently, actual results may differ materially from the forward-looking statements contained in this presentation. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. Third Quarter 2026 - Earnings Call - 2

Non-GAAP Measures This presentation includes information regarding certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow and Net debt. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors. Adjusted EBITDA measures are frequently used by securities analysts, investors and other interested parties in their evaluation of Constellium. Adjusted EBITDA, Free Cash Flow and Net debt are not presentations made in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. This presentation provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. For the definitions of Adjusted EBITDA, Free Cash Flow and Net debt, please refer to our accompanying press release. We are not able to provide a reconciliation of Adjusted EBITDA guidance to net income, the comparable GAAP measure, because certain items that are excluded from Adjusted EBITDA cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of realized and unrealized gains and losses on derivative instruments, metal price lag, impairment or restructuring charges, or taxes without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, our net income in the future. Third Quarter 2026 - Earnings Call - 3

Ingrid Joerg Chief Executive Officer

Q3 2026 Highlights > Recordable case rate (RCR)(1) of 2.1 per million hours worked in Q3 2026; 2026 YTD RCR of 1.65 per million hours worked (vs. 1.91 per million hours worked in 2025) > Record third quarter Adjusted EBITDA(2), following record performance in the first half of the year – Favorable market dynamics, including aerospace and TID, automotive in North America and cansheet in North America and Europe – Improved price/mix and strong recycling benefits in North America and Europe – Disciplined operational focus and cost control > Continued ramp up of our recycling center in Neuf-Brisach > Customer qualifications for our third Airware casthouse in Issoire are underway > Balanced capital allocations including share repurchases and gross debt reduction (1) Recordable case rate measures the number of fatalities, serious injuries, lost-time injuries, restricted work injuries, or medical treatments per one million hours worked. (2) Excludes the non-cash impact of metal price lag. Another quarter with strong execution and record Adjusted EBITDA(2) Third Quarter 2026 - Earnings Call - 5

Jack Guo Chief Financial Officer

Q3 2026 Financials > Shipments: 368 thousand tons (-1% YoY) > Revenue: $2.6 billion (+22% YoY) > Net income: $119 million > Adjusted EBITDA: $276 million – Includes negative non-cash metal price lag impact of $4 million > Cash from Operations: $186 million > Free Cash Flow: $128 million > Shareholder Returns: repurchased 1.0 million of the Company’s ordinary shares for $30 million > Leverage: 1.6x at September 30, 2026 Note: Segment Adjusted EBITDA excludes the non-cash impact of metal price lag. Amounts may not sum due to rounding. Record Q3 results despite ongoing macroeconomic and geopolitical uncertainties Third Quarter 2026 - Earnings Call - 7 Adjusted EBITDA Bridge in $ millions

90 34 20 (40) (2) 102 Q3 2025 Volume Price & Mix Costs FX / Other Q3 2026 Q3 2026 Q3 2025% △ Shipments (kt) 59 50 18 % Revenue ($m) 664 481 38 % Segment Adj. EBITDA ($m) 102 90 13 % Segment Adj. EBITDA ($ / t) 1,724 1,796 (4) % Aerospace & Transportation Q3 2026 Segment Adjusted EBITDA Bridge Q3 2026 Performance Third Quarter 2026 - Earnings Call - 8 Segment Adjusted EBITDA of $102 mil l ion > Higher aerospace and TID shipments > Favorable price and mix > Higher operating costs given higher activity levels > Unfavorable foreign exchange translation

82 (7) 18 70 (1) 162 Q3 2025 Volume Price & Mix Costs FX / Other Q3 2026 Q3 2026 Q3 2025% △ Shipments (kt) 266 275 (3) % Revenue ($m) 1,625 1,307 24 % Segment Adj. EBITDA ($m) 162 82 98 % Segment Adj. EBITDA ($ / t) 608 298 104 % Packaging & Automotive Rolled Products Q3 2026 Segment Adjusted EBITDA Bridge Q3 2026 Performance Third Quarter 2026 - Earnings Call - 9 Segment Adjusted EBITDA of $162 mil l ion > Higher automotive shipments (benefiting from supply shortages in North America); lower packaging shipments > Favorable price and mix > Favorable metal costs > Unfavorable foreign exchange translation

33 (6) (23) 18 (1) 21 Q3 2025 Volume Price & Mix Costs FX / Other Q3 2026 Q3 2026 Q3 2025% △ Shipments (kt) 46 48 (4) % Revenue ($m) 402 409 (2) % Segment Adj. EBITDA ($m) 21 33 (36) % Segment Adj. EBITDA ($ / t) 454 683 (34) % Automotive Structures & Industry Q3 2026 Segment Adjusted EBITDA Bridge Q3 2026 Performance Third Quarter 2026 - Earnings Call - 10 Segment Adjusted EBITDA of $21 mil l ion > Lower automotive and industry shipments > Unfavorable price and mix (Q3 2025 included net customer compensation for underperformance of an auto program) > Lower operating costs > Unfavorable foreign exchange translation

Free Cash Flow

in $ millions	YTD 2026	YTD 2025
Net cash flows from operating activities	420	271
Purchases of property, plant and equipment net of property, plant and equipment inflows	(197)	(203)
Free Cash Flow	223	68
Collection of deferred purchase price receivables	—	2

YTD 2026 Free Cash Flow Highlights

- Free Cash Flow of $223 million; higher compared to YTD 2025 primarily as a result of:
  - Higher Segment Adjusted EBITDA, lower capex, and lower cash interest, partially offset by an unfavorable change in working capital and higher cash taxes
- Repurchased 2.8 million of the Company's ordinary shares for $78 million

Track Record of Free Cash Flow Generation(1)

in $ millions



171
164
(15)
180
>300
2022
2023
2024
2025
2026E
FCF + Cash received for collection of deferred purchase price receivables(1)

Current 2026 Guidance

- Free Cash Flow: >$300 million
  - Capex: ~$330 million
  - Cash interest: ~$125 million
  - Cash taxes: ~$105 million
  - TWC/Other: use of cash given high metal price environment
- Expect to use FCF generated for debt reduction and share repurchase program

Constellium

(1) Includes $2 million, $85 million, $97 million, and $90 million of cash received for collection of deferred purchase price receivables for the 2025, 2024, 2023 and 2022 periods, respectively, as a result of IFRS to U.S. GAAP conversion.

Third Quarter 2026 - Earnings Call - 11

> Leverage of 1.6x at quarter-end – Target leverage range of 1.5x to 2.5x > Strong liquidity position; no bond maturities until 2028 > In July 2026, completed a $100 million partial redemption of the 5.625% Senior Notes due June 2028 > In October 2026, extended Pan-U.S. ABL maturity to 2031 and increased facility size to $700 million Debt / Liquidity Highlights Net Debt and Liquidity Maturity Profile in $ millions Liquidity(1) in $ millions 0 0 225 841 0 0 691 2026 2027 2028 2029 2030 2031 2032 Net Debt and Leverage in $ millions 831 866 904 1,058 992 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Strong balance sheet and financial flexibility to manage varying business conditions Leverage = Net Debt / LTM Segment Adjusted EBITDA, which excludes non-cash impact of metal price lag Third Quarter 2026 - Earnings Call - 12(1) Liquidity is comprised of cash and cash equivalents and availability under our committed lending facilities and factoring arrangements. 1,891 1,824 1,829 1,760 1,658 3.1x 2.5x 2.2x 1.8x 1.6x Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026

Ingrid Joerg Chief Executive Officer

End Market Update

Segment	Outlook
Aerospace	> OEMs with record backlogs and rising delivery ambitions > Robust demand for high value-add products serving commercial aviation, space and military opportunities
Transportation, Industry, Defense	> Onshoring, semiconductor infrastructure build and strong expected recovery in commercial transportation driving healthy outlook in NA > Defense ramping up in EU; Industry relatively stable in EU
Packaging	> Aluminum continuing to gain share against other substrates > Can makers adding capacity to meet long-term demand > Long-term demand for cansheet healthy in NA and EU
Automotive	> Relatively resilient demand in NA, balanced with tariff uncertainties > Weak demand in EU, with OEMs facing stiffer competition
Other *(Europe)*	> Healthy outlook for rail and selected hard alloy extrusion markets > Specialties and soft alloy extrusion markets remain weak and levered to the health of EU industrial economy

LTM Segment Adjusted EBITDA[(1)]


7%
38%
55%
A&T
P&ARP
AS&I

*Demand trend characteristics are forward-looking and subject to risks and uncertainties. See "Forward-Looking Statements."
(1) Excludes the non-cash impact of metal price lag and Holdings and Corporate.

Constellium
Third Quarter 2026 - Earnings Call - 14

> Growth in aerospace, TID and cansheet in North America and Europe > Stable demand with strong mix for automotive body sheet in North America > Automotive and other specialties expected to remain weak in Europe > Healthy scrap environment in Europe, and in North America, although potentially less favorable than record 2026 but difficult to predict at this stage > Benefits from return seeking investments: – Recycling center in Neuf-Brisach continues to ramp up – New Airware casthouse to begin commercial shipments in early 2027 – Muscle Shoals casting center to start up mid 2027 – Other debottlenecking investments to meet growing demand for rolled products > Vision 2028 program well underway; focused on mitigating headwinds, including Section 338 tariffs > Balanced capital allocations including capital investments, shareholder returns and debt reductions Looking Ahead Focused on executing our strategy and increasing shareholder value Updated 2026 Guidance (1) Excludes the non-cash impact of metal price lag. Third Quarter 2026 - Earnings Call - 15 2026 Adjusted EBITDA(1) $1.03 billion to $1.06 billion ——— 2026 Free Cash Flow >$300 million

Appendix

Reconciliation of Net Income to Adjusted EBITDA ≥130 Three months ended September 30, Nine months ended September 30, (in millions of U.S. dollars) 2026 2025 2026 2025 Net income 119 88 463 162 Income tax expense 41 38 183 82 Finance costs – net 27 27 83 83 Expenses on factoring arrangements 6 5 15 16 Depreciation and amortization 82 84 249 244 Impairment of assets — — 3 — Restructuring costs — 1 5 3 Unrealized (gains) / losses on derivatives (5) (13) 55 (34) Unrealized exchange gains from the remeasurement of monetary assets and liabilities – net — (1) (1) (1) Pension and other post-employment benefits - non-operating gains (3) (3) (10) (10) Share based compensation 8 7 27 20 Losses / (gains) on disposal — — 1 1 Other 1 2 1 — Adjusted EBITDA 276 235 1,074 566 of which Metal price lag (1) (4) 39 222 59 Third Quarter 2026 - Earnings Call - 17 (1) Excluded in Segment Adjusted EBITDA

Three months ended September 30, Nine months ended September 30, (in millions of U.S. dollars) 2026 2025 2026 2025 Net cash flows from operating activities 186 99 420 271 Purchases of property, plant and equipment net of property, plant and equipment inflows (58) (69) (197) (203) Free Cash Flow 128 30 223 68 Collection of deferred purchase price receivables — — — 2 Year ended December 31, (in millions of U.S. dollars) 2025 2024 2023 2022 Net cash flows from operating activities 489 301 432 365 Purchases of property, plant and equipment net of property, plant and equipment inflows (311) (401) (365) (284) Free Cash Flow 178 (100) 67 81 Collection of deferred purchase price receivables 2 85 97 90 Third Quarter 2026 - Earnings Call - 18 Free Cash Flow Reconciliation

Net Debt Reconciliation ≥130 (in millions of U.S. dollars) September 30, 2026 June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 Total debt 1,817 1,923 1,973 1,944 2,012 Fair value of net debt derivatives, net of margin calls (1) — (1) — 1 Cash and cash equivalents (158) (163) (143) (120) (122) Net debt 1,658 1,760 1,829 1,824 1,891 LTM Segment Adjusted EBITDA(1) 1,065 982 835 720 607 Leverage 1.6x 1.8x 2.2x 2.5x 3.1x (1) Segment Adjusted EBITDA excludes non-cash metal price lag Third Quarter 2026 - Earnings Call - 19

Reconciliation of LTM Segment Adjusted EBITDA to Net Income

(in millions of U.S. dollars)	Twelve months ended				
	September 30, 2026	**June 30, 2026**	**March 31, 2026**	**December 31, 2025**	**September 30, 2025**
A&T	423	411	359	339	313
P&ARP	614	535	444	353	273
AS&I	75	87	80	72	71
Holdings & Corporate [(1)]	(47)	(51)	(48)	(44)	(50)
Segment Adjusted EBITDA	**1,065**	**982**	**835**	**720**	**607**
Metal price lag	288	332	184	126	85
Adjusted EBITDA	**1,353**	**1,313**	**1,020**	**846**	**691**
Depreciation and amortization	(335)	(337)	(336)	(330)	(321)
Impairment of assets	(24)	(24)	(25)	(21)	(11)
Share based compensation	(26)	(25)	(24)	(19)	(26)
Pension and other post-employment benefits - non service costs	14	15	14	14	11
Restructuring costs	(6)	(6)	(6)	(3)	(7)
Unrealized (losses) / gains on derivatives	(33)	(25)	110	56	13
Unrealized exchange gains from the remeasurement of monetary assets and liabilities – net	—	2	2	—	1
Losses on disposal	(4)	(4)	(4)	(4)	(2)
Expenses on factoring arrangements	(20)	(20)	(20)	(21)	(21)
Other	(2)	(3)	(4)	(1)	10
Finance costs – net	(110)	(109)	(110)	(109)	(112)
Income before tax	**809**	**776**	**617**	**408**	**226**
Income tax expense	(233)	(230)	(185)	(133)	(112)
Net income	**576**	**546**	**433**	**275**	**114**

Constellium

Note: Segment Adjusted EBITDA excludes non-cash metal price lag
(1) Holdings and Corporate primarily reflects incidental revenues and unallocated corporate activities.

Third Quarter 2026 - Earnings Call - 20

Debt Table ≥130 Third Quarter 2026 - Earnings Call - 21 At September 30, At December 31, 2026 2025 (in millions of U.S. dollars) Nominal Value in Currency Nominal rate Effective rate Face Value Debt issuance costs Accrued interest Carrying value Carrying value Secured Pan-U.S. ABL (due 2029) $ — Floating 5.1% — — 1 1 — Senior Unsecured Notes Issued June 2020 and due 2028 $ 225 5.625% 6.05% 225 (1) 4 228 323 Issued February 2021 and due 2029 $ 500 3.750% 4.05% 500 (3) 9 506 500 Issued June 2021 and due 2029 € 300 3.125% 3.41% 341 (2) 2 341 355 Issued August 2024 and due 2032 $ 350 6.375% 6.77% 350 (5) 3 348 353 Issued August 2024 and due 2032 € 300 5.375% 5.73% 341 (5) 2 338 354 Finance lease liabilities 27 — — 27 32 Other loans 28 — — 28 27 Total debt 1,812 (16) 21 1,817 1,944 Of which non-current 1,778 1,905 Of which current 39 39